SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported)    June 20, 2008

STANDARD MANAGEMENT CORPORATION

(Exact name of registrant as specified in its charter)

Indiana	0-20882	35-1773567
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

10689 North Pennsylvania, Indianapolis, Indiana	46280
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code     (317) 574-6200

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 - Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 11, 2008, Dennis V. King resigned as a director of the Company. Mr. King’s resignation was not as a result of any disagreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

STANDARD MANAGEMENT CORPORATION

By:	/s/Ronald D. Hunter
Name:	Ronald D. Hunter
Title:	Chairman, President and Chief Executive Officer

Dated: June 20, 2008